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                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the financial statements of Grupo Marca Tel, S.A. de C.V. and subsidiaries dated February 28, 1999 incorporated by reference in IXC Communications, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN

Monterrey, Nuevo Leon
April 13, 1999